UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2016

PROPANC HEALTH GROUP CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-53446	33-0662986
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Level 2, 555 Riversdale Road Camberwell, VIC, 3124 Australia
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 61 03 9882 0780

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement.

Propanc Health Group Corporation, a Delaware corporation (the “Company”), entered into a Manufacturing Services Agreement (the “MSA”) and Quality Assurance Agreement (the “QAA”), each with an effective date of August 12, 2016, with Q-Biologicals NV (“Q-Biologicals”), a contract manufacturing organization located in Belgium. Pursuant to the MSA, Q-Biologicals will produce certain drug substances and product containing certain enzymes at its facility in Belgium. The Company will use these substances and products for development purposes, including but not limited to clinical trials. The MSA contemplates payment to Q-Biologicals pursuant to a pre-determined fee schedule based on the completion of certain milestones that depend on the Company’s manufacturing requirements and final batch yield. The Company anticipates that its payments to Q-Biologicals under the MSA will range between $2.5 million and $5.0 million over five years, with the majority of the expenditures occurring during the first two years of the MSA when the finished drug product is manufactured and released for clinical trials, including a pre-payment to Q-Biologicals of approximately $144,000.

The MSA shall continue for a term of three years unless extended by mutual agreement in writing. We can terminate the MSA early for any reason upon the required notice period, however, in such event, the pre-payment paid upon signing the MSA is considered non-refundable. The QAA sets forth the parties respective obligations and responsibilities relating to the manufacturing and testing of the products under the MSA.

The agreements with Q-Biologicals contain certain customary representations, warranties and limitations of liabilities, and confidentiality and indemnity obligations.

The foregoing descriptions of the MSA and QAA are qualified in their entirety by reference to the provisions of such agreements filed as Exhibit 10.1 and Exhibit 10.2 to this Report, which are incorporated herein by reference.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including: any projections or estimates of the payments to be made to Q-Biologicals. Forward-looking statements may include the words “may,” “will,” “estimate,” “intend,” “continue,” “believe,” “expect,” “plan” or “anticipate” and other similar words.

Although the Company believes that the expectations reflected in the Company’s forward-looking statements are reasonable, actual results could differ materially from those projected or assumed. The Company’s future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties, such as those disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2015, Quarterly Reports on Form 10-Q and other documents filed with the U.S. Securities and Exchange Commission. We do not intend, and undertake no obligation, to update any forward-looking statement, except as required by law.

Notwithstanding the above, Section 21E of the Exchange Act expressly states that the safe harbor for forward looking statements does not apply to companies that issue penny stocks. Accordingly, the safe harbor for forward looking statements under the PSLRA is not currently available to the Company because it may be considered to be an issuer of penny stock.

Item 8.01	Other Events.

On August 23, 2016, the Company issued a press release describing its agreement with Q-Biologicals. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

10.1	Manufacturing Services Agreement dated August 12, 2016 by and between Propanc Health Group Corporation and Q-Biologicals NV.

10.2	Quality Assurance Agreement dated August 12, 2016 by and between Propanc Health Group Corporation and Q-Biologicals NV.

99.1	Press Release dated August 23, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 23, 2016

PROPANC HEALTH GROUP CORPORATION

By:	/s/ James Nathanielsz
James Nathanielsz
President and Chief Executive Officer

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